Exhibit 99.1

NEWS RELEASE

CONTACT:

Norris Battin

The Cooper Companies, Inc.

ir@coopercompanies.com

FOR IMMEDIATE RELEASE

FTC CLEARS PROPOSED COOPER COMPANIES OCULAR SCIENCES MERGER

LAKE FOREST, Calif. and CONCORD, Calif., January 5, 2005 — The Cooper Companies, Inc. (NYSE:COO) and Ocular Science, Inc. (NASDAQ: OCLR) announced today that the Federal Trade Commission has terminated its review of their proposed merger under the Hart-Scott-Rodino Act. Cooper is now free to complete the Ocular acquisition, subject to satisfaction of other customary closing conditions.

Stockholders of each company approved the transaction on November 16, 2004.

A. Thomas Bender, Cooper’s chief executive officer, said, “We are pleased that we have received regulatory clearance to complete the merger with Ocular Sciences. We look forward to quickly merging the companies’ operations so that we can concentrate on growing our business and offering new and innovative product offerings to our customers.”

The acquisition is expected to close in the next several days.

The Cooper Companies’ CooperVision unit, the world’s fourth largest contact lens manufacturer, is a leading global supplier of specialty contact lenses. Ocular Sciences, the world’s fifth largest contact lens manufacturer, supplies primarily spherical and daily disposable contact lenses. If the merger is completed, CooperVision, when combined with Ocular, will become the world’s third largest contact lens company.

Information

In connection with Cooper’s proposed merger with Ocular Sciences, Cooper has filed with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials. The definitive joint proxy statement/prospectus has been mailed to the stockholders of Cooper and Ocular Sciences. Investors and security holders of Cooper and Ocular Sciences are urged to read the joint proxy statement/prospectus as well as other documents to be filed with the SEC in connection with the acquisition or incorporated by reference in the joint proxy statement/prospectus, because they contain important information about Cooper, Ocular and the proposed merger. Investors can obtain these documents free of charge at the SEC web site www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Cooper by contacting Investor Relations, The Cooper Companies, Inc., 21062 Bake Parkway, Suite 200, Lake Forest, CA 92630, 949-597-4700, ir@coopercos.com. Investors and security holders may obtain free copies of the documents filed with the SEC by Ocular Sciences by contacting EVC Group, Inc, 90 Montgomery Street Suite 1001, San Francisco, CA 94165, 415-896-6820, ocularir@evcgroup.com.

Forward-Looking Statements

This news release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. These include certain statements about the merger of Ocular Sciences and The Cooper Companies, its expected closing date and the combined company’s expected market position after completion of the merger. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties. These include the risk that the Cooper and Ocular businesses will not be integrated successfully and that the combined company may fail to realize anticipated benefits from its cost-cutting measures.

Corporate Information

The Cooper Companies, Inc. manufactures and markets specialty healthcare products through its CooperVision and CooperSurgical units. Corporate offices are in Lake Forest and Pleasanton, Calif. The World Wide Web address is www.coopercos.com. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data.

CooperVision manufacturers and markets contact lenses and ophthalmic surgery products. Headquartered in Lake Forest, Calif., it manufactures in Huntington Beach, Calif., Rochester, N.Y., Norfolk, Va., Adelaide, Australia, Hamble, England, Madrid, Spain and Toronto. Its Web address is www.coopervision.com.

CooperSurgical manufactures and markets diagnostic products, surgical instruments and accessories to the women’s healthcare market. With headquarters and manufacturing facilities in Trumbull, Conn., it also manufactures in Pasadena, Calif., North Normandy, Ill., Fort Atkinson, Wis., Malmo, Sweden, Montreal and Berlin. Its Web address is www.coopersurgical.com.